UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2004

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	Not Applicable

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o ABG Financial & Management Services, Inc.
Parker House, Wildey Road
St. Michael, Barbados		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 246-228-7398

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        REGULATION FD DISCLOSURE

On November 3, 2004, the Executive Committee of the registrant’s board of directors took action to clarify the application to certain types of passive investors of the share transfer restrictions and share repurchase rights contained in the registrant’s Bye-laws.

The following Bye-law provisions have been in place since the registrant’s common shares were first issued to the public in connection with the corporate restructuring of Everest Reinsurance Holdings, Inc.:

1. The registrant’s board of directors may decline to register any transfer of common shares if it has reason to believe that the transfer would result in:

o any person that is not an investment company beneficially owning more than 5.0% of any class of the registrant's issued and outstanding share capital,

o any person holding controlled shares in excess of 9.9% of any class of the registrant's issued and outstanding share capital or

o any adverse tax, regulatory or legal consequences to the registrant, any of its subsidiaries or any of its shareholders.

2. If the board of directors has reason to believe that:

o any person that is not an investment company beneficially owns more than 5.0% of any class of the registrant's issued and outstanding share capital,

o any person holds controlled shares in excess of 9.9% of any class of the registrant's issued and outstanding share capital or

o share ownership by any person may result in adverse tax, regulatory or legal consequences to the registrant, any of its subsidiaries or any other shareholder,

then the registrant will have the option, but not the obligation, to redeem or purchase all or any part of the common shares so held to the extent the board of directors determines it is necessary or advisable to avoid or cure any adverse or potential adverse consequences. The price to be paid for any common shares redeemed or purchased will be the fair market value of those shares, defined as the average of the high and low sale prices of the common shares on the NYSE for the last 15 trading days immediately preceding the day on which the registrant sends a notice of redemption or purchase to the shareholder.

On November 3, 2004, the Executive Committee of the registrant’s board of directors passed resolutions that will apply the foregoing Bye-law provisions in such manner that “passive investors” will be treated similarly to investment companies. For this purpose, “passive investors” include all persons who are eligible, pursuant to Rule 13d-1(b)(1) under the U.S. Securities Exchange Act of 1934, to file a short-form statement on Schedule 13G, but excluding any insurance company or any parent holding company or control person of an insurance company.

Questions regarding the registrant’s Bye-laws or the Executive Committee resolutions discussed above may be directed to Joseph A. Gervasi, Senior Vice President and General Counsel of the registrant, c/o Everest Global Services, Inc., 477 Martinsville Road, P.O. Box 830, Liberty Corner, New Jersey 07938-0830; Telephone 908-604-3000.

In accordance with general instruction B.2 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

SIGNATURES

                       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By: /s/ STEPHEN L. LIMAURO
Stephen L. Limauro
Executive Vice President and
Chief Financial Officer

Dated: November 5, 2004